Exhibit 99.1

Noodles & Company Announces Senior Management Additions
Ken Kuick Named Chief Financial Officer
Melissa Heidman Promoted to Executive Vice President, General Counsel and Secretary
BROOMFIELD, Colo., October 12, 2018 (Globe Newswire) - Noodles & Company (NASDAQ: NDLS) today announced that Ken Kuick has been named the Company’s Chief Financial Officer, effective November 12, 2018. The Company also announced the recent promotion of Melissa M. Heidman to the role of Executive Vice President, General Counsel and Secretary.

“We have strengthened our executive team with the addition of two new leaders,” stated Dave Boennighausen, Chief Executive Officer of Noodles & Company. “I’m pleased to welcome Ken Kuick to our team as Chief Financial Officer. Ken brings extensive leadership experience and expertise in accounting and finance functions from a diverse group of successful businesses, and he will be instrumental in developing our financial roadmap over the next several years. Additionally, Melissa Heidman was recently promoted to Executive Vice President, General Counsel and Secretary, after serving as our Associate General Counsel since August of 2011.  Melissa has long been a tremendous asset to our company and I look forward to working with her more closely in the future. We now have a complete and solid leadership team that is focused on building upon our recent momentum and carrying the Noodles & Company brand to its vast potential.”
Ken Kuick brings over 25 years of finance and accounting leadership to Noodles & Company. Most recently, he was Chief Accounting Officer for VICI Properties, a real estate investment trust that was spun out of Caesars Entertainment Corporation. Mr. Kuick also served as Chief Accounting Officer for Caesars Entertainment from 2014 to 2017, playing a key leadership role in the Company’s emergence from bankruptcy, and as Vice-President, Assistant Controller beginning in 2011. Prior to that, he served a dual role as Chief Financial Officer for Transamerica Investment Management and Controller for Aegon USA Investment Management under Aegon N.V. He has also held leadership roles at Calamos Asset Management and Alberto-Culver Company. Mr. Kuick began his career at Arthur Andersen. He holds a Bachelor of Science, Accounting and Business Systems from Taylor University in Upland, Indiana and is a Certified Public Accountant.
Melissa M. Heidman was promoted to the role of Executive Vice President, General Counsel and Secretary in June 2018. Prior to that, she served at Noodles & Company as Vice President, Acting General Counsel and Secretary from December of 2017 until June 2018, as Vice President and Associate General Counsel from 2015 until 2017, and as Associate General Counsel from 2011 to 2015. Prior to joining Noodles & Company, Ms. Heidman was Special Counsel in the law firm of Berg Hill Greenleaf & Ruscitti. She began her career serving as a Law Clerk for the District Court of Iowa, the Iowa Supreme Court and, later, as Law Clerk and Staff Attorney for the Superior Court of Guam. Ms. Heidman received a BA in Political Science from the University of Iowa and received a J.D. from Drake University Law School.

About Noodles & Company
Since 1995, Noodles & Company has been serving noodles your way, from noodles and flavors that you know and love, to new ones you’re about to discover for the first time. From indulgent Wisconsin Mac & Cheese to good-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 450 restaurants and 10,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect the Company's current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding the Company's future financial performance in light of management changes. The Company's actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to those discussed in the Company's filings with the Securities and Exchange Commission, including in its Annual Report on Form 10-K for the year ended January 2, 2018. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the statements. Also, the forward-looking statements contained herein represent the Company's estimates and assumptions only as of the date hereof. Unless required by United States federal securities laws, the Company does not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

Contacts:

Investor Relations
investorrelations@noodles.com

Media
Danielle Moore
(720) 214-1971
press@noodles.com